Exhibit 99.1

TheStreet Reports Fourth Quarter & Full Year 2015 Results;
FY 2015 Revenue of $67.7M, up 11%, with Adjusted EBITDA of
$4.2M, up 49%

•	Subscription Revenue of $55.2 million, up 15% year-over-year.

•	Media Revenue of $12.5 million, down 4% year-over-year.

•	Full year GAAP net loss attributable to common stockholders of $1.9 million, or $0.06 per share, versus a net loss attributable to common stockholders of $4.2 million, or $0.12 per share in the prior year.
•	Cash, cash equivalents, restricted cash and marketable securities of $30.7 million.

NEW YORK, March 8, 2016/PRNewswire/ — TheStreet, Inc. (Nasdaq: TST) today reported financial results for the fourth quarter and full year ended December 31, 2015.

For the fourth quarter, the Company reported revenue of $17.0 million, net loss attributable to common stockholders of $0.3 million, or $0.01 per basic and diluted share, and Adjusted EBITDA(1) of $1.7 million. For the full year, the Company reported revenue of $67.7 million, net loss attributable to common stockholders of $1.9 million, or $0.06 per basic and diluted share, and Adjusted EBITDA of $4.2 million.

“This year we are investing in the business," said Larry Kramer, Chairman and Interim CEO. "We will be launching new versions of our products and unveiling our newly expanded news operation that will be serving all of our businesses. TheStreet, The Deal, BoardEx and our improved premium subscription products will all benefit from significant strategic investments in technology, marketing and content."

Fourth Quarter Results

Revenue for the fourth quarter of 2015 was $17.0 million, a decrease of $0.3 million, or 2%, from $17.3 million in the prior year. Excluding revenue associated with Management Diagnostics Limited (“MDL”), which was acquired on October 31, 2014 and therefore contributed only two months of revenue during 2014, revenue totaled $14.5 million, a decrease of $1.1 million, or 7%, from $15.7 million in the prior year. Subscription services revenue for the fourth quarter of 2015 was $13.4 million, an increase of $0.1 million, or 1%, from $13.3 million in the prior year. Excluding revenue associated with MDL, subscription services revenue totaled $11.0 million, a decrease of $0.7 million, or 6%, from $11.7 million in the prior year. The decrease was primarily related to a 7% decrease in the weighted-average number of subscriptions partially offset by a 1% increase in the average revenue recognized per subscription. Media revenue for the fourth quarter of 2015 was $3.6 million, a decrease of $0.4 million, or 11%, from $4.0 million in the prior year.

Operating expenses for the fourth quarter of 2015 were $16.7 million, a decrease of $1.6 million, or 9%, from $18.4 million in the prior year. Excluding operating expenses associated with MDL, operating expenses totaled $14.7 million, a decrease of $1.4 million, or 9%, from $16.1 million in the prior year. Net loss attributable to common stockholders for the fourth quarter of 2015 was $0.3 million compared to a net loss attributable to common stockholders of $1.7 million in the prior year. The Company reported basic and diluted net loss per share attributable to common stockholders of $0.01 for the fourth quarter of 2015 compared to a net loss per share attributable to common stockholders of $0.05 for the prior year. Adjusted EBITDA for the fourth quarter of 2015 was $1.7 million compared to $1.1 million for the prior year. The increase was the result of a reduction in the Company’s net loss partially offset by the absence of costs incurred in 2014 related to the acquisition of MDL.

Full Year Results

Revenue for the full year 2015 was $67.7 million, an increase of $6.6 million, or 11%, from $61.1 million in the prior year. Excluding revenue associated with MDL, revenue totaled $57.9 million, a decrease of $1.5 million, or 3%, from $59.4 million in the prior year. Subscription services revenue for the full year 2015 was $55.2 million, an increase of $7.2 million, or 15%, from $48.0 million in the prior year. Excluding revenue associated with MDL, subscription services revenue totaled $45.5 million, a decrease of $0.9 million, or 2%, from $46.4 million in the prior year. The decrease was primarily related to a 2% decrease in the weighted-average number of subscriptions. Media revenue for the full year 2015 was $12.5 million, a decrease of $0.6 million, or 4%, from $13.0 million in the prior year.

Operating expenses for the full year 2015 were $67.9 million, an increase of $3.4 million, or 5%, from $64.5 million in the prior year. Excluding operating expenses associated with MDL, operating expenses totaled $59.1 million, a decrease of $3.0 million, or 5%, from $62.2 million in the prior year. Net loss attributable to common stockholders for the full year 2015 was $1.9 million compared to a net loss attributable to common stockholders of $4.2 million in the prior year. The Company reported basic and diluted net loss per share attributable to common stockholders of $0.06 for the full year 2015 compared to a net loss per share attributable to common stockholders of $0.12 for the prior year. Adjusted EBITDA for the full year 2015 was $4.2 million compared to $2.8 million for the prior year, an increase of $1.4 million, or 49%. The increase was the result of a reduction in the Company’s net loss combined with increased noncash depreciation and amortization expense, partially offset by the absence of costs incurred in 2014 related to the acquisition of MDL.

The company generated $0.9 million of operating cash flow for year ended December 31, 2015, compared to $3.6 million for the prior year. The decline was the result of changes in the Company’s assets and liabilities over the periods, partially offset by a reduction in net loss. The Company ended the year with cash and cash equivalents, restricted cash and marketable securities of $30.7 million, as compared to $37.3 million as of December 31, 2014. The decrease was primarily the result of dividend payments combined with capital expenditures.

Fourth Quarter 2015 Business Highlights

For Total Subscription Services:

•	BoardEx substantially increased its database to include Private Equity, Investment Banker, Attorney and M&A profiles.
•	Continued rollout of BoardEx mobile and expansion of alerts.
•	Subscription bookings totaled $14.1 million for the fourth quarter of 2015, inclusive of the impact of MDL, a decrease of $0.5 million, or 4%, from the prior year. Excluding MDL, bookings decreased by $2.0 million, or 16%, from the prior year.

For Subscription Newsletters(2):

•	The number of paid subscriptions at December 31, 2015 was 76,800, a decrease of 6,900, or 8%, when compared to December 31, 2014, and a decrease of 1,000, or 1%, when compared to September 30, 2015.
•	Average revenue per subscription for the fourth quarter of 2015 decreased 3% when compared to the fourth quarter of 2014 and decreased 2% when compared to the third quarter of 2015.
•	Average monthly churn(3) was 4.7% for the fourth quarter of 2015, compared to 3.4% for the fourth quarter of 2014, and flat when compared to the third quarter of 2015.

For Media:

•	Fourth quarter 2015 total page views increased 22% when compared to the fourth quarter of 2014, and increased 4% when compared to the third quarter of 2015.
•	Fourth quarter 2015 free search traffic increased 145% when compared to the fourth quarter of 2014, and increased 15% when compared to the third quarter of 2015.

Full Year Business Highlights

For Total Subscription Services:

•	Subscription bookings totaled $54.0 million for the full year 2015, inclusive of the impact of MDL, an increase of $4.4 million, or 9%, from the prior year. Excluding MDL, bookings decreased by $3.6 million, or 8%, from the prior year.

For Media:

•	Full year total page views increased 24% year-over-year.
•	Full year free search traffic increased 123% year-over-year.

Conference Call Information

TheStreet will discuss its financial results for the fourth quarter and full year today at 4:30 p.m. EST.

To participate in the call, please dial 888-481-2844 (domestic) or 719-325-2495 (international). The conference code is 3524955. This call is being webcast and can be accessed on the Investor Relations section of TheStreet website at http://investor-relations.thestreet.com/events.cfm.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About TheStreet

TheStreet, Inc. (www.t.st) is a leading independent digital financial media company providing business and financial news, investing ideas and analysis to personal and institutional investors worldwide.  The Company's portfolio of business and personal finance brands includes: TheStreet, RealMoney, Action Alerts PLUS and MainStreet. To learn more, visit www.thestreet.com.  The Deal, the Company's institutional business, provides intraday coverage of mergers and acquisitions and all other changes in corporate control, and through its BoardEx product, director and officer profiles. To learn more, visit www.thedeal.com and www.boardex.com. RateWatch provides rate and fee data from banks and credit unions across the U.S. for a wide variety of banking products. To learn more, visit www.rate-watch.com.

Non-GAAP Financial Information

(1) To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company uses non-GAAP measures of certain components of financial performance, including "EBITDA," "Adjusted EBITDA" and "free cash flow." EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company's business and provide an indication of the Company's ability to service debt and fund acquisitions and capital expenditures. EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. Adjusted EBITDA further eliminates the impact of non-cash stock compensation, restructuring, transaction related costs and other charges affecting comparability. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. "Free cash flow" means net income/loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures. The Company believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a view of the Company's ability to generate cash.

(2) Subscription newsletters includes investing newsletters and excludes subscriptions from The Deal, DealFlow Media, BoardEx and RateWatch.

(3) Average monthly churn rate is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, then divided by three.  Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding planned investments in our business, improved premium subscription products and expectations for 2016. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission ("SEC") that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment; our ability to drive revenue, and increase or retain current subscription revenue, particularly in light of the investments in our expanded news operations; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC's website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:

Eric Lundberg

Chief Financial Officer

TheStreet, Inc.

ir@thestreet.com

John Evans

Investor Relations
PIR Communications
415-309-0230
ir@thestreet.com

THESTREET, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$28,445,416	$32,459,009
Marketable securities	-	2,009,240
Accounts receivable, net of allowance for doubtful accounts of $357,417 at December 31, 2015 and $318,141 at December 31, 2014	5,102,464	5,103,899
Other receivables	790,148	549,933
Prepaid expenses and other current assets	1,205,708	987,693
Restricted cash	161,250	639,750
Total current assets	35,704,986	41,749,524

Property and equipment, net of accumulated depreciation and amortization of $4,804,411 at December 31, 2015 and $4,003,538 at December 31, 2014	2,773,737	2,926,825
Marketable securities	1,590,000	1,560,000
Other assets	329,885	77,052
Goodwill	43,318,670	44,810,467
Other intangibles, net of accumulated amortization of $15,674,328 at December 31, 2015 and $12,896,782 at December 31, 2014	18,674,376	20,147,209
Restricted cash	500,000	661,250
Total assets	$102,891,654	$111,932,327

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,494,341	$2,474,737
Accrued expenses	5,161,981	6,279,082
Deferred revenue	24,738,780	26,427,816
Other current liabilities	1,235,551	1,241,508
Total current liabilities	33,630,653	36,423,143
Deferred tax liability	1,906,295	728,899
Other liabilities	5,360,467	6,910,175
Total liabilities	40,897,415	44,062,217

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares authorized; 5,500 shares issued and 5,500 shares outstanding at December 31, 2015 and December 31, 2014; the aggregate liquidation preference totals $55,000,000 as of December 31, 2015 and December 31, 2014	55	55
Common stock; $0.01 par value; 100,000,000 shares authorized; 42,458,779 shares issued and 35,123,132 shares outstanding at December 31, 2015, and 41,967,369 shares issued and 34,727,641 shares outstanding at December 31, 2014	424,588	419,674
Additional paid-in capital	269,524,415	271,943,049
Accumulated other comprehensive income	(1,999,026)	(227,476)
Treasury stock at cost; 7,335,647 shares at December 31, 2015 and 7,239,728 shares at December 31, 2014	(13,056,541)	(12,908,943)
Accumulated deficit	(192,899,252)	(191,356,249)
Total stockholders' equity	61,994,239	67,870,110

Total liabilities and stockholders' equity	$102,891,654	$111,932,327

THESTREET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Net revenue:
Subscription services	$13,414,705	$13,313,169	$55,205,507	$48,035,953
Media	3,552,583	3,969,642	12,450,393	13,017,265
Total net revenue	16,967,288	17,282,811	67,655,900	61,053,218

Operating expense:
Cost of services	7,998,845	8,832,742	33,615,867	31,730,740
Sales and marketing	3,862,520	4,397,243	16,190,749	15,600,129
General and administrative	3,755,159	4,124,740	15,000,439	13,946,681
Depreciation and amortization	1,124,255	1,000,469	4,309,094	3,179,377
Restructuring and other charges	-	-	(1,221,224)	-
Total operating expense	16,740,779	18,355,194	67,894,925	64,456,927
Operating income (loss)	226,509	(1,072,383)	(239,025)	(3,403,709)
Net interest (expense) income	(25,341)	(7,792)	(122,637)	88,993
Net income (loss) before income taxes	201,168	(1,080,175)	(361,662)	(3,314,716)
Provision for income taxes	450,425	475,161	1,181,341	475,161
Net loss	(249,257)	(1,555,336)	(1,543,003)	(3,789,877)
Preferred stock cash dividends	96,424	96,424	385,696	385,696
Net loss attributable to common stockholders	$(345,681)	$(1,651,760)	$(1,928,699)	$(4,175,573)

Basic and diluted net loss per share:
Net loss attributable to common stockholders	$(0.01)	$(0.05)	$(0.06)	$(0.12)

Cash dividends declared and paid per common share	$0.025	$0.025	$0.010	$0.010

Weighted average basic and diluted shares outstanding	34,873,511	34,469,494	34,839,233	34,370,843

Reconciliation of net loss to adjusted EBITDA - see note (1):
Net income (loss)	$(249,257)	$(1,555,336)	$(1,543,003)	$(3,789,877)
Provision for income taxes	450,425	475,161	1,181,341	475,161
Net interest expense (income)	25,341	7,792	122,637	(88,993)
Depreciation and amortization	1,124,255	1,000,469	4,309,094	3,179,377
EBITDA	1,350,764	(71,914)	4,070,069	(224,332)
Restructuring and other charges	-	-	(1,221,224)	-
Stock based compensation	440,886	420,039	1,570,142	1,774,761
Recovery of previously impaired investment	(50,197)	(255,000)	(197,190)	(255,000)
Transaction related costs	-	1,007,981	25,847	1,548,884
Adjusted EBITDA	$1,741,453	$1,101,106	$4,247,644	$2,844,313

THESTREET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2015	2014
Cash Flows from Operating Activities:
Net loss	$(1,543,003)	$(3,789,877)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	1,570,142	1,774,761
Provision for doubtful accounts	280,383	189,992
Depreciation and amortization	4,309,094	3,179,377
Deferred taxes	1,177,396	440,899
Deferred rent	(120,400)	(325,147)
Changes in operating assets and liabilities:
Accounts receivable	(304,156)	189,008
Other receivables	(242,563)	573,028
Prepaid expenses and other current assets	(223,375)	268,677
Other assets	(66,556)	14,138
Accounts payable	22,452	73,567
Accrued expenses	(1,146,629)	979,331
Deferred revenue	(1,109,538)	(144,069)
Other current liabilities	(311,049)	212,149
Other liabilities	(1,401,639)	(83,749)
Net cash provided by operating activities	890,559	3,552,085

Cash Flows from Investing Activities:
Sale and maturity of marketable securities	2,005,484	9,420,434
Capital expenditures	(3,365,509)	(1,931,173)
Restricted cash	639,750	-
Purchase of Management Diagnostics Limited	50,494	(19,922,072)
Net cash used in investing activities	(669,781)	(12,432,811)

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(3,539,477)	(3,476,893)
Cash dividends paid on preferred stock	(385,696)	(385,696)
Proceeds from the exercise of stock options	839	302,977
Shares withheld on RSU vesting to pay for withholding taxes	(147,598)	(544,483)
Net cash used in financing activities	(4,071,932)	(4,104,095)

Effect of exchange rate changes on cash and cash equivalents	(162,439)	71

Net decrease in cash and cash equivalents	(4,013,593)	(12,984,750)
Cash and cash equivalents, beginning of period	32,459,009	45,443,759
Cash and cash equivalents, end of period	$28,445,416	$32,459,009

Reconciliation of net loss to free cash flow - see note (1):
Net loss	$(1,543,003)	$(3,789,877)
Noncash expenditures	7,216,615	5,259,882
Changes in operating assets and liabilities	(4,783,053)	2,082,080
Capital expenditures	(3,365,509)	(1,931,173)
Free cash flow	$(2,474,950)	$1,620,912